Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Ocean Biomedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.000001 par value per share	457	(a)	2,300,000	(1)	$12.00	(2)	$27,600,000	(3)	0.0000927	(4)	$2,677.20
Fees to be paid	Other	Representative’s Warrants(5)	457	(g)	—		—		—		—		—
Fees to be paid	Equity	Common Stock, $0.000001 par value per share, issuable upon exercise of the Representative’s Warrants(6)	457	(g)	155,250		$15.00		$2,328,750		0.0000927		$215.88
Fees previously paid	Equity	Common Stock, $0.000001 par value per share	457	(a)	7,187,500		$9.00		$64,687,500		0.0000927		$7,057.41
		Total Offering Amount											$2,893.08
		Total Fees Previously Paid											$7,057.41
		Net Fee Due											$0

(1)	Includes 300,000 shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Includes the aggregate offering price of 300,000 shares that the underwriters have the option to purchase.
(4)

Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended. This registration fee was previously paid by the Registrant in connection with the initial filing of its Registration Statement on Form S-1 on June 9, 2021.

(5)	No fee required pursuant to Rule 457(g).
(6)

We have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of our common stock, or the Representative’s Warrants, in the aggregate equal to six and three quarter percent (6.75%) of the shares of our common stock to be issued and sold in this offering. The Representative’s Warrants are exercisable for a price per share equal to 125% of the public offering price per share of common stock. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), the proposed maximum aggregate offering price of the Representative’s Warrants is $2,328,750, which is equal to 125% of $1,863,000 (6.75% of $27,600,000).